Exhibit 10.1
AMENDMENT NUMBER 2 TO THE ASTEC INDUSTRIES, INC.
1998 NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN
          This Amendment Number 2 to the Astec Industries, Inc. 1998 Non-Employee Directors Stock Incentive Plan (the “Plan”) is made and entered into this 21st day of February 2006, by Astec Industries, Inc. (the “Company”).
          Pursuant to a resolution of the Compensation Committee of the Board of Directors of the Company, in accordance with Section 11 of the Plan, the Plan is hereby amended as follows:
1.	By deleting Section 4 in its entirety and replacing it with the following:

“4. Shares Subject to Plan. Stock Awards granted under Section 6 of the Plan (including deferred rights to receive Stock) shall not exceed in the aggregate 200,000 Shares of Common Stock. Such Shares may be authorized and unissued Shares or treasury Shares. Options granted to a Participant pursuant to Section 7 of this Plan from and after August 1, 2004 shall be granted under the Astec Industries, Inc. 1998 Long-Term Incentive Plan, or any subsequent equity incentive plan approved by the Company’s shareholders for the grant of options to its employees and directors (the “Approved Incentive Plan”). The terms contained in the Approved Incentive Plan are incorporated into and made a part of this Plan with respect to such Options and such Options shall be governed by and construed in accordance with the Approved Incentive Plan. In the event of any actual or alleged conflict between the provisions of the Approved Incentive Plan and the provisions of this Plan, the provisions of the Approved Incentive Plan shall be controlling and determinative with respect to Options granted to a Participant pursuant to Section 7 hereof from and after August 1, 2004. This Plan does not constitute a separate source of shares for the grant of the Options from and after August 1, 2004.”

2.	Except as specifically set forth herein, the terms of the Plan shall remain in full force and effect as prior to this amendment.
     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer as of the date first above written.

ASTEC INDUSTRIES, INC.
By:	/s/ Albert E. Guth
Albert E. Guth
	Title:	Group Vice President — Administration and Secretary